Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com	BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, Oklahoma 73102 Telephone (405) 235-5500 Fax (405) 235-2875	1100 Louisiana, Suite 5000 Houston, Texas 77002 Telephone (346) 200-0620
September 10, 2026

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Post-Effective Amendment No. 1 to Registration
Statements	on Form S-8 under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as legal counsel to ONEOK, Inc., an Oklahoma corporation (f/k/a Falcon TopCo, Inc.) (“Company”), in connection with the filing on the date hereof of Post-Effective Amendment No. 1 (the “Amendment”) to six registration statements on Form S-8 (Registration Nos. 333-287520, 333-284615, 333-275433, 333-237869, 333-226393 and 333-152748) (collectively, the “Original Registration Statements”) with respect to Company’s adoption, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Act”), of the Original Registration Statements that were previously filed by ONEOK, Inc., an Oklahoma corporation (“Predecessor”), prior to Predecessor’s merger with and into a wholly owned subsidiary of Company with Company’s subsidiary surviving such merger. The Original Registration Statements, as amended by the Amendment, are referred to herein as the “Registration Statements.” In connection with such representation, Company has advised us that shares (“Shares”) of common stock, par value $0.01 per share, of Company may be issuable or become issuable pursuant to grants or awards under the following plans or programs: the ONEOK, Inc. 2025 Equity Incentive Plan, the ONEOK, Inc. 2025 Employee Stock Award Program, the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, the ONEOK, Inc. Employee Stock Purchase Plan, the ONEOK, Inc. 401(k) Plan, the ONEOK, Inc. 2018 Equity Incentive Plan and the ONEOK, Inc. Equity Compensation Plan (collectively, the “Plans”).

For purposes of this opinion, we have examined the following documents:

(a) the Registration Statements;

(b) the Plans;

(c) the corporate actions taken by the Board of Directors of Company in connection with the Registration Statements and related matters;

ONEOK, Inc. September 10, 2026 Page 2

(d) the Amended and Restated Certificate of Incorporation of Company, as amended, and the related certificate of correction;

(e) the Amended and Restated By-laws of Company; and

(f) an executed copy of the Secretary’s Certificate of Company dated September 10, 2026.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof.

Based on the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of Company, and the Shares will be validly issued, fully paid and nonassessable.

Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

Our opinions expressed above are limited to the laws of the State of Oklahoma.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ GableGotwals